UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2020

Amesite Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39553	82-3431717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

607 Shelby Street Suite 700 PMB 214 Detroit, MI	48226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 876-8130

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	AMST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events.

On September 29, 2020, Amesite Inc. (the “Company”) completed an initial public offering (“IPO”) of its common stock, par value $0.0001 per share (“Common Stock”). Pursuant to the IPO, the Company sold 3,000,000 shares of Common Stock at a public offering price of $5.00 per share for gross proceeds totaling $15,000,000. A registration statement on Form S-1 (File No. 333-248001) (the “Registration Statement”) relating to the IPO was initially filed with the Securities and Exchange Commission (the “SEC”) on August 17, 2020, and was declared effective by the SEC on September 24, 2020.

A copy of the press release announcing the pricing of the IPO is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the press release announcing the closing of the IPO is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
99.1	Press release, dated September 25, 2020
99.2	Press release, dated September 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMESITE INC.

Date: September 30, 2020	By:	/s/ Ann Marie Sastry, Ph.D.
Ann Marie Sastry, Ph.D.
Chief Executive Officer